Exhibit 13.7

SongVest | "Anything At All - 2024 Version" 12/5/24, 3:15 PM

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Dec 2nd, 4:00 am



"Anything At All - 2024 Version"

Reserve SongShares from Mitch Malloy's New Recording

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$63.00

Current Bid Per Share

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“ANYTHING AT ALL - 2024 VERSION” Welcome to Songvest, the EXCLUSIVE destination to reserve Mitch Malloy Songshares® and to unlock signed photos, fan experiences, and more! Become and INVESTED FAN and claim YOUR SHARE of the ROYALTIES EARNED in Mitch Malloy’s newest recording. After this VIP Auction has ended, Songvest will notify you when the VIP Sale date is scheduled. Quarterly royalties will accumulate once the shares are yours! “...You were looking for heaven But hell is all that you’ve found Are you ready for somebody To put your mind at ease Cause I’m ready and I’ll be there To fill your every need Anything at all...”

MERCHANDISE AND EXPERIENCES EXCLUSIVE TO THIS OFFERING 1 Share 2 Shares +Digital Share Certificate + Signed Photo + Begin Earning Quarterly Royalties + Digital Share Certificate + Begin Earning Quarterly Royalties 5 Shares 10 Shares* + Handwritten Lyric Sheet + Personalized Video Message + Signed Photo + Handwritten Lyric Sheet + Digital Share Certificate + Signed Photo + Begin Earning Quarterly Royalties + Digital Share Certificate + Begin Earning Quarterly Royalties 25 Shares** 100 Shares*** + Custom Cover Song Performance + Acoustic Performance (45 min)

SongVest | "Anything At All - 2024 Version" 12/5/24, 3:15 PM

+ Personalized Video Message

+ Handwritten Lyric Sheet

+ Signed Photo

+ Digital Share Certificate

+ Begin Earning Quarterly Royalties

+ Custom Cover Song Performance

+ Personalized Video Message

+ Handwritten Lyric Sheet

+ Signed Photo

+ Digital Share Certificate

+ Begin Earning Quarterly Royalties

**Artist team will contact you re message request details.*

*** Artist team will contact you re song request details.*

**** Travel & Accommodations not included and to be negotiated along with any other artist requirements.*

A member of the artist team will contact you re these details and additional charges.

About Mitch Malloy

Born and raised in North Dakota and Minnesota, Mitch Malloy began developing his musical skills at a young age, singing in school concerts and church choirs. As a young teen, Malloy began to cut his teeth in cover bands before heading off to art school in Seattle. Leaving school after a year, Malloy headed to New York City and, following several years of beating the pavement, signed a record deal with RCA. Released in early 1992, his self-titled debut sold well and managed to generate a mid-chart pop hit with "Anything At All." For *Ceilings & Walls*, Malloy was paired with producer Christopher Neil as the label sought to take him in a more adult contemporary direction. After that release, Malloy relocated to Nashville, continuing to work as a songwriter. After a long album hiatus, subsequent releases include 2011's *Mitch Malloy II*, the following year's *Shine On* and *Malloy 88* (previously unreleased material recorded in 1988), 2016's *Making Noise*, and 2023's *The Last Song*. In June 2024, Malloy released a live version of track "Building a Bridge," a title whose studio recording appeared on *The Last Song*. Malloy continues his output with this offering's re-imagined version of "Anything At All," released August 26, 2024.

About This Offering

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SongVest | "Anything At All - 2024 Version" 12/5/24, 3:15 PM

This offering contains the original sound recording “Anything At All – 2024 Version,” a new version of rock singer-songwriter Mitch Malloy’s “Anything At All,” a track whose original version was released in 1992 on Malloy’s self-titled debut album.

The sound recording owner is sharing 25% of his share of royalties generated from streaming and downloading of the recording. Fans can bid now to reserve their shares.

The “Anything At All – 2024 Version” Music Royalty Asset is the underlying asset of the “Anything At All – 2024 Version” Royalty Share Agreement (the “Agreement”). The Agreement contains twenty-five percent (25%) of the sound recording owner’s share of royalties paid by TuneCore from the sound recording “Anything At All – 2024 Version.”

SongVest offers a unique opportunity for fans to invest in the music industry by buying units in 25% of the sound recording owner’s share of royalties of Mitch Malloy’s “Anything At All – 2024 Version.” This means that investors can earn money every time the track is streamed or downloaded online.

You are reserving one or more units that allow you to be first in line to purchase these units once they are qualified by the SEC. Each unit represents a prorated percentage of the royalties collected from the recording and paid by TuneCore.

Reserve - During the VIP Auction, you can reserve one or more SongShares at $63.00 per unit. If all of the units are reserved at the starting price, the unit price will increase. Any unit reserved at the higher price will displace a unit at the lower price. Based on demand, you could lose your reservation and have to bid again at the higher unit price to ensure you have your units reserved. The VIP Auction will end when time runs out and no new bids have been made in the last 5 minutes.

Buy - You will be able to purchase your units when the Offering goes on sale. This is usually 3 to 4 weeks after the VIP Auction closes and after notice of SEC qualification. You will receive an email with notice for a 24-hour window for successful bidders to purchase their reserved units. If any units are not purchased, it will open to the public to buy remaining SongShares.

Earn - SongVest will pay out any earned royalties quarterly.

Current Financial Information: No royalties have been received as of August 26, 2024.

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SongVest | "Anything At All - 2024 Version" 12/5/24, 3:15 PM

Royalty Share Agreement Terms

The “Anything At All – 2024 Version” Royalty Share Agreement will be between the sound recording owner and our company. Pursuant to the Agreement, SongVest will have the right to receive 25% of the sound recording owner share of royalties from the recording “Anything At All – 2024 Version” by Mitch Malloy. Revenues the company will be entitled to receive from the sound recording (asset) pursuant to this agreement include revenues earned in connection with the streaming and digital download of the recording, which will be paid at the percentage interest as defined in the “Anything At All – 2024 Version” Royalty Share Agreement. Sales shall be determined by reference to the royalty statements from the royalties paid to the songwriter monthly by TuneCore, which shall be conclusive and binding upon the Parties, absent manifest error.

ROYALTYTRADERS LLC (DBA SONGVEST) IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. https://www.songvest.com/offering

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